Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

December 28, 2017

Aviragen Therapeutics, Inc.

2500 Northwinds Parkway

Suite 100

Alpharetta, GA 30009

Ladies and Gentlemen:

We have acted as counsel to Aviragen Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (including the proxy statement/prospectus/information statement forming a part thereof, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”) the issuance of up to 62,509,974 shares (the “Securities”) of Company common stock, par value $.01 per share, to be issued in connection with the merger contemplated by Agreement and Plan of Merger and Reorganization, dated as of October 27, 2017 (the “Merger Agreement”), by and among the Company, Vaxart, Inc., a Delaware corporation, and Agora Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

This opinion is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the proxy statement/prospectus/information statement forming a part of the Registration Statement, other than as expressly stated herein with respect to the Securities.

As your counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the opinion expressed herein. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties to all documents.

Based on the foregoing, we advise you that, in our opinion the Securities, when issued in accordance with the Merger Agreement and pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

Aviragen Therapeutics, Inc December 28, 2017 Page 2

We are members of the Bar of the State of New York and the foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name wherever it appears in the Registration Statement and in the proxy statement/prospectus/information statement included therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP